SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2010

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           On May 12, 2010, the Company issued a press release announcing that it had elected Walter Robb, 57, as its Co-Chief Executive Officer.  A copy of the press release is furnished herewith as Exhibit 99.1.

Mr. Robb has served as Co-President of the Company since September 2004 and as Co-Chief Operating Officer since December 2003. Since joining the Company in 1991, Mr. Robb has also served as Store Team Leader, President of the Northern Pacific Region, and Executive Vice President of Operations.

As a result of Mr. Robb’s election as Co-Chief Executive Officer, John Mackey (formerly Chief Executive Officer) is now the Co-Chief Executive Officer of the Company, and AC Gallo (formerly Co-President and Co-Chief Operating Officer) is now the President and Chief Operating Officer of the Company.

(d)           The Company has expanded the size of its board of directors from ten to eleven members and has elected Mr. Robb to fill the resulting vacancy.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

99.1              Press release dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: May 12, 2010	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer